Exhibit 10.1(c)

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 7, 2017, by and among ATMOS ENERGY CORPORATION, a Texas and Virginia corporation (the “Borrower”), the lenders signatory hereto (the “Lenders”) and CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent are parties to a certain Revolving Credit Agreement dated as of September 25, 2015 as amended by that certain First Amendment to Revolving Credit Agreement, dated October 5, 2016 (as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which such Lenders have made certain financial accommodations available to the Borrower; and
WHEREAS, the Borrower has requested that the Administrative Agent and the Required Lenders amend certain provisions of the Credit Agreement as set forth herein, and subject to the terms and conditions hereof, the Administrative Agent and the Required Lenders are willing to do so.
NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Administrative Agent and the Required Lenders agree as follows:

1.Amendments.

a)Section 1.1 of the Credit Agreement is hereby amended by replacing the definition of “Rating Category” in its entirety with the following definition:

“Rating Category” shall mean the applicable credit ratings categories given to the Borrower by Moody’s and S&P as set forth on Schedule I.
b)Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in its entirety in the appropriate alphabetical order:
“Second Amendment Date” shall mean September 7, 2017.

c)	Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Fitch” in its entirety.

d)Section 5.1(e) of the Credit Agreement is hereby amended by replacing such subsection in its entirety with the following:
(e)    Notices. Upon the Borrower obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly of (i) the occurrence of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) any change in any rating from S&P or Moody’s and/or any loss of rating from S&P or Moody’s and/or (iii) the occurrence of any of the following with respect to the Borrower or any Subsidiary: (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or such Subsidiary which, if adversely determined, would have or would be reasonably expected to have a Material Adverse Effect or (B) the institution of any proceedings against the Borrower or such Subsidiary with respect to, or the receipt of notice by such Person of potential liability or responsibility for violation or alleged violation of, any federal, state or local law, rule or regulation (including, without limitation, any Environmental Law), the violation of which would have or would be reasonably expected to have a Material Adverse Effect.
e)Section 9.1(a) of the Credit Agreement is hereby amended by replacing the Borrower’s notice information with the following:

To the Borrower:    Atmos Energy Corporation
Three Lincoln Centre, Suite 1800
5430 LBJ Freeway
Dallas, Texas 75240
Attention: Chief Financial Officer
Telecopy Number: (972) 855-3793
Email Address: Chris.Forsythe@atmosenergy.com

With a copy to:     Atmos Energy Corporation
700 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
Attention: Treasurer
Telecopy Number: (214) 550-9326
Email Address: dan.meziere@atmosenergy.com

and    Atmos Energy Corporation
Three Lincoln Centre, Suite 1800
5430 LBJ Freeway
Dallas, Texas 75240
Attention: General Counsel
Telecopy Number: (972) 855-3080
Email Address: Karen.Hartsfield@atmosenergy.com

f)Schedule I of the Credit Agreement is hereby amended by replacing such schedule in its entirety with Schedule I attached hereto.

2.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment and the terms contemplated hereby shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) counterparts of this Amendment executed by the Required Lenders, the Administrative Agent and the Borrower; and (ii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Credit Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Administrative Agent).

3.Representations and Warranties. To induce the Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders and the Administrative Agent:

a) Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdictions of its incorporation, (b) is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have or would reasonably be expected to have a Material Adverse Effect and (c) has the requisite corporate power and authority to own its properties and to carry on its business as now conducted and as proposed to be conducted;

b)The execution, delivery and performance by the Borrower of this Amendment is within the Borrower’s organizational powers and has been duly authorized by all necessary organizational, and if required, shareholder, partner or member, action;

c)The execution, delivery and performance by the Borrower of this Amendment do not (i) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, court or third party, except those as have been obtained or made and are in full force and effect, (ii) violate or conflict with, in any material respect, any provision of its articles of incorporation or bylaws, (iii) violate, contravene or conflict with, in any material respect, any law, regulation (including without limitation, Regulation U, Regulation X or any regulation promulgated by the Federal Energy Regulatory Commission), order, writ, judgment, injunction, decree or permit applicable to it, (iv) except as would not reasonably be expected to result in a Material Adverse Effect, violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or its properties may be bound, or (v) in any material respect, result in or require the creation of any Lien upon or with respect to its properties, other than a Permitted Lien;

d)This Amendment has been duly executed and delivered for the benefit of or on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights generally or by general equitable principles; and

e)After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.Effect of Amendment. Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Credit Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Credit Document for all purposes. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

5.Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7.Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

8.Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together,

shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

9.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10.Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ATMOS ENERGY CORPORATION, as Borrower

By: /s/ Christopher T. Forsythe
Name: Christopher T. Forsythe
Title: Senior VP & CFO

Crédit Agricole Corporate and Investment Bank, as Administrative Agent and as a Lender

By: /s/ Lucie Campos Caresmel
Name: Lucie Campos Caresmel
Title: Director

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

MIZUHO BANK, LTD.,
as Co-Syndication Agent and as a Lender

By: /s/ Nelson Chang
Name: Nelson Chang
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Co-Syndication Agent and as a Lender

By: /s/ Justin Martin
Title: Authorized Officer

BANK OF AMERICA, N.A.,
as a Co-Documentation Agent and as a Lender

By: /s/ J.B. Meanor
Name: JB Meanor
Title: Managing Director

U.S. BANK NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By: /s/ Michael E. Temnick
Name: Michael E. Temnick
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Co-Documentation Agent and as a Lender

By: /s/ Sheila Shaffer
Name: Sheila Shaffer
Title: Vice President

BNP PARIBAS, as a Co-Documentation Agent and as a Lender

By: /s/ Denis O’Meara
Name: Denis O’Meara
Title: Managing Director

By: /s/ Theodore Sheen
Name: Theodore Sheen
Title: Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Lender

By:/s/ Paul Farrell
Name: Paul Farrell
Title: Managing Director

BRANCH BANKING AND TRUST COMPANY, as a Lender

By: /s/ Allen King
Name: Allen King
Title Senior Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By: /s/ Gordon R. Eadon
Name: Gordon R. Eadon
Title: Authorized Signatory

By: /s/ Robert Casey
Name: Robert Casey
Title: Authorized Signatory

The Toronto-Dominion Bank, New York Branch, as a Lender

By: /s/ Elisa Pileggi
Name: Elisa Pileggi
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Chris Lam
Name: Chris Lam
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Pat Layton
Name: Pat Layton
Title: Authorized Signatory

COBANK, ACB, as a Lender

By: /s/ Dustin Zubke
Name: Dustin Zubke
Title: Vice President

REGIONS BANK, as a Lender

By: /s/ Brian Walsh
Name: Brian Walsh
Title: Director

THE NORTHERN TRUST COMPANY, as a Lender

By: /s/ Wicks Barkhausen
Name: Wicks Barkhausen
Title: Vice President

BOKF, NA DBA BANK OF TEXAS, as a Lender

By: /s/ Matthew Renna
Name: Matthew Renna
Title: Sr. Vice President

Exhibit A

Schedule I
APPLICABLE MARGINS AND APPLICABLE PERCENTAGES

Level	Rating Category: Moody’s/S&P	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances	Applicable Commitment Fee Percentage
I	Aa3/AA- or higher	0.750%	0.000%	0.060%
II	A1/A+	0.875%	0.000%	0.080%
III	A2/A	1.000%	0.000%	0.100%
IV	A3/A-	1.125%	0.125%	0.125%
V	Baa1/ BBB+ or lower	1.250%	0.250%	0.175%

The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior, unsecured long-term debt securities of the Borrower without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any date is that in effect at the close of business on such date. If the ratings established or deemed to have been established by Moody’s and S&P for the Borrower fall within different Levels, the highest rating (or numerically lower Level) shall apply, unless the ratings differ by more than one Level, in which case, the governing rating shall be the rating next below the highest of the two. If the Borrower is not rated by Moody’s or S&P, then the rate shall be established by reference to Level V.
If the rating system of Moody’s or S&P shall change, or if any of these rating agencies shall cease to be in the business of rating corporate debt obligations, the Borrower, the Lenders and the Administrative Agent shall negotiate in good faith to amend this Schedule to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin and the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to any such change or cessation. If after a reasonable time (not to exceed 90 days) the parties cannot agree to a mutually acceptable amendment, the Applicable Margin and the Applicable Percentage shall be determined by reference to Level V.